EXHIBIT 1

SCHEDULE 13D/A

GROUP AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of June 30, 2020, by and among (i) Privet Fund LP, Privet Fund Management LLC, Ryan Levenson and Benjamin Rosenzweig (collectively, “Privet”) and (ii) UPG Enterprises LLC, Paul Douglass and Christopher Hutter (collectively, “UPG” and together with Privet, each a “Party,” and collectively, the “Parties” or the “Group”).

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Synalloy Corporation, a Delaware corporation (the “Company”);

WHEREAS, each of the undersigned was a party to that certain Joint Filing and Solicitation Agreement, dated as of March 16, 2020 (the “Solicitation Agreement”), for the purpose of, among other things, seeking representation on the Board of Directors of the Company (the “Board”) at the 2020 annual meeting of stockholders of the Company (the “2020 Annual Meeting”);

WHEREAS, based on the preliminary voting results from the 2020 Annual Meeting, three of Privet and UPG’s director nominees, Christopher Hutter, Benjamin Rosenzweig and John P. Schauerman, were elected to the Board by the Company’s stockholders;

WHEREAS, the Solicitation Agreement terminated in accordance with its terms upon the conclusion of the 2020 Annual Meeting;

WHEREAS, effective upon the termination of the Solicitation Agreement, the Parties desire to form the Group for the purpose of (i) focusing on methods to drive stockholder value, (ii) engaging in discussions with the Company regarding means to enhance stockholder value, (iii) taking all other action necessary to achieve the foregoing and (iv) taking any other actions the Group determines to undertake in connection with their respective investment in the Company (collectively, the “Purposes”); provided, however, for the avoidance of doubt, Messrs. Rosenzweig and Hutter shall act in accordance with their fiduciary duties as directors of the Company and nothing in this Agreement shall limit the exercise thereof.

NOW, IT IS AGREED, this 30th day of June 2020 by the Parties hereto:

1.             Each of the undersigned agrees to form a “group” (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to the securities of the Company.  In furtherance of the foregoing and in accordance with Rule 13d-1(k) under the Exchange Act, Privet and UPG shall separately file Schedules 13D and any amendments thereto with respect to the securities of the Company to the extent required by applicable law.  Each member of the Group shall be responsible for the accuracy and completeness of its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members of the Group, unless such member knows or has reason to know that such information is inaccurate.

2.             So long as this Agreement is in effect, each of the undersigned shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”), Jenner & Block LLP (“J&B”), Privet and UPG, such notice to be given no later than four (4) hours after each such transaction, of (i) any of their purchases or sales of securities of the Company, or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership; provided, however, that each Party agrees not to purchase or sell securities of the Company or otherwise increase or decrease its economic exposure to or beneficial ownership over the securities of the Company if it reasonably believes that, as a result of such action, the Group or any member thereof would be likely to be required to make any regulatory filing (including, but not limited to, a Schedule 13D amendment, Form 3 or Form 4 with the Securities and Exchange Commission (the “SEC”)) without using its reasonable efforts to give the other members of the Group at least twelve (12) hours prior written notice; provided, however, that the foregoing shall not apply to any equity awards granted to Messrs. Rosenzweig or Hutter in their capacities as directors of the Company. For purposes of this Agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act.

3.             Each of the undersigned agrees to form the Group for the Purposes described above. For the avoidance of doubt, Messrs. Rosenzweig and Hutter shall act in accordance with their fiduciary duties as directors of the Company and nothing in this Agreement shall limit the exercise thereof.

4.             Privet shall be responsible for paying Olshan’s legal fees and expenses incurred in connection with the Group’s activities and UPG shall be responsible for paying J&B’s legal fees and expenses incurred in connection with the Group’s activities.

5.             Each of the Parties hereto agrees that any SEC filing proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities outlined in Section 3 shall be as directed jointly by all the members of the Group, and each member of the Group shall be provided written notice of and a reasonable opportunity to review and comment upon any such SEC filing. The Parties hereby agree to work in good faith to resolve any disagreement that may arise between or among any of the members of the Group concerning decisions to be made, actions to be taken or statements to be made in connection with the Group’s activities outlined in Section 3.

6.             The relationship of the Parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement.  Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein.  Nothing herein shall be construed to authorize any Party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any Party’s right to purchase or sell securities of the Company, as it deems appropriate, in its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws and the provisions of this Agreement.

7.             This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

8.             This Agreement is governed by and will be construed in accordance with the laws of the State of New York. In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the Parties hereto consent and submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

9.             The Parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 4 and Section 8 which shall survive any termination of this Agreement) shall terminate immediately after the conclusion of the activities set forth in Section 3 or as otherwise agreed to by the Parties. Notwithstanding the foregoing, any Party hereto may terminate his/its obligations under this Agreement on 24 hours’ written notice to all other Parties, with a copy by fax to Steve Wolosky and Ryan Nebel at Olshan, Fax No. (212) 451-2222, and Thomas A. Monson at J&B, Fax No. (312) 840-8711.

10.          Each Party acknowledges that Olshan shall act as counsel for Privet and J&B shall act as counsel for UPG. Olshan and J&B shall act jointly as co-counsel for the Group.

11.          The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the Parties hereto.

12.          Each of the undersigned Parties hereby agrees that this Agreement shall be filed as an exhibit to the Schedules 13D required to be filed by them as contemplated under Section 1 of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

PRIVET FUND LP

By:	Privet Fund Management LLC General Partner

By:	/s/ Ryan Levenson
	Name:	Ryan Levenson
	Title:	Managing Member

PRIVET FUND MANAGEMENT LLC

By:	/s/ Ryan Levenson
	Name:	Ryan Levenson
	Title:	Managing Member

/s/ Ryan Levenson
RYAN LEVENSON

/s/ Benjamin Rosenzweig
BENJAMIN ROSENZWEIG

UPG ENTERPRISES LLC

By:	/s/ Christopher Hutter
	Name:	Christopher Hutter
	Title:	Manager

/s/ Paul Douglass
PAUL DOUGLASS

/s/ Christopher Hutter
CHRISTOPHER HUTTER